Exhibit 99.1

Old National Bancorp Reports Second Quarter 2024 Results
Evansville, Ind. (July 23, 2024)

Old National Bancorp (NASDAQ: ONB) reports 2Q24 net income applicable to common shares of $117.2 million, diluted EPS of $0.37; $144.1 million and $0.46 on an adjusted[1] basis, respectively.
CEO COMMENTARY:

"Old National’s second quarter results exceeded expectations due to better than expected revenue growth and lower expenses," said Chairman and CEO Jim Ryan. "We achieved these outstanding results while also successfully closing on our CapStar Bank partnership and working to complete the associated systems integration. As a result, Old National has meaningfully increased our presence in Nashville, Tenn., while expanding our operations into several other vibrant Southeastern markets."

SECOND QUARTER HIGHLIGHTS2:

Net Income	•Net income applicable to common shares of $117.2 million; adjusted net income applicable to common shares[1] of $144.1 million
•Earnings per diluted common share ("EPS") of $0.37; adjusted EPS[1] of $0.46

Net Interest Income/NIM	•Net interest income on a fully taxable equivalent basis[1] of $394.8 million
•Net interest margin on a fully taxable equivalent basis[1] ("NIM") of 3.33%, up 5 basis points ("bps")

Operating Performance	•Pre-provision net revenue[1] (“PPNR”) of $199.0 million; adjusted PPNR[1] of $218.5 million
•Noninterest expense of $283.0 million; adjusted noninterest expense[1] of $263.6 million
•Efficiency ratio[1] of 57.2%; adjusted efficiency ratio[1] of 52.6%

Deposits and Funding	•Period-end total deposits of $40.0 billion, up $2.3 billion; core deposits up $1.7 billion ◦Period-end total deposits up 2.4% annualized excluding CapStar Financial Holdings, Inc. ("CapStar")
•Granular low-cost deposit franchise; total deposit costs of 216 bps and a cycle to date (2Q22-2Q24) total deposit beta of 41% (interest-bearing deposit beta of 53%)

Loans and Credit Quality	•End-of-period total loans[3] of $36.2 billion, up $2.6 billion ◦End-of-period total loans[3] up 5.9% annualized excluding CapStar
•Provision for credit losses[4] ("provision") of $36.2 million; $20.9 million excluding $15.3 million of current expected credit loss ("CECL") Day 1 non-purchased credit deteriorated ("non-PCD") provision expense[5]

•Net charge-offs of $14.0 million, or 16 bps of average loans; 11 bps excluding purchased credit deteriorated ("PCD") loans that had an allowance at acquisition
•30+ day delinquencies of 0.16% and non-performing loans of 0.94% of total loans

Return Profile & Capital	•Return on average tangible common equity[1] of 14.1%; adjusted return on average tangible common equity[1] of 17.2%

Notable Items	•Closing of CapStar partnership on April 1, 2024 •$19.4 million of pre-tax merger-related charges •$15.3 million of pre-tax CECL Day 1 non-PCD provision expense[5]
1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the Non-GAAP reconciliations contained in this release 2 Comparisons are on a linked-quarter basis, unless otherwise noted 3 Includes loans held-for-sale 4 Includes the provision for unfunded commitments 5 Refers to the initial increase in allowance for credit losses required on acquired non-PCD loans through the provision for credit losses

RESULTS OF OPERATIONS2
Old National Bancorp ("Old National") reported second quarter 2024 net income applicable to common shares of $117.2 million, or $0.37 per diluted common share.
Included in second quarter results were pre-tax charges of $19.4 million primarily related to the April 1, 2024 acquisition of CapStar Financial Holdings, Inc. ("CapStar") and $15.3 million of pre-tax CECL Day 1 non-PCD provision expense related to the allowance for credit losses established on acquired non-PCD loans. Excluding these transactions and realized debt securities gains from the current quarter, adjusted net income1 was $144.1 million, or $0.46 per diluted common share.
DEPOSITS AND FUNDING
Growth in deposits driven by CapStar including seasonal outflows of commercial and retail deposits offset by public fund and brokered deposits increases.
•Period-end total deposits were $40.0 billion, up $2.3 billion; core deposits up $1.7 billion; includes $2.1 billion of end of period deposits assumed in the CapStar transaction.
◦Excluding deposits assumed in the CapStar transaction, period-end total deposits were up 2.4% annualized.
•On average, total deposits for the second quarter were $40.1 billion, up $3.0 billion.
•Granular low-cost deposit franchise; total deposit costs of 216 bps and a cycle to date total deposit beta of 41% (interest-bearing deposit beta of 53%).
•A loan to deposit ratio of 91%, combined with existing funding sources, provides strong liquidity.

LOANS
Broad-based disciplined commercial loan growth.
•Period-end total loans3 were $36.2 billion, up $2.6 billion; includes $2.1 billion of period end loans acquired in the CapStar transaction.
◦Excluding loans acquired in the CapStar transaction, period-end total loans3 were up 5.9% annualized.
•Total commercial loan production in the second quarter was $1.5 billion; period-end commercial pipeline totaled $3.4 billion.
•Average total loans in the second quarter were $36.1 billion, an increase of $2.8 billion.

CREDIT QUALITY
Strong credit quality continues to be a hallmark of Old National.
•Provision4 expense was $36.2 million, $20.9 million excluding $15.3 million of CECL Day 1 non-PCD provision expense related to the allowance for credit losses established on acquired non-PCD loans in the CapStar transaction, compared to $18.9 million, reflecting net charge-offs and loan growth, as well as economic factors.
•Net charge-offs were $14.0 million, or 16 bps of average loans compared to net charge-offs of 14 bps of average loans.
◦Excluding PCD loans that had an allowance for credit losses established at acquisition, net charge-offs to average loans were 11 bps.
•30+ day delinquencies as a percentage of loans were consistent at 0.16%.
•Nonaccrual loans as a percentage of total loans were 0.94% compared to 0.98%.
•Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. The remaining discount on these acquired loans was $190.0 million, of which $119.0 million related to CapStar.
•The allowance for credit losses, including the allowance for credit losses on unfunded commitments, stood at $392.1 million, or 1.08% of total loans, compared to $346.0 million, or 1.03% of total loans, reflecting $15.3 million of CECL Day 1 non-PCD provision expense related to acquired non-PCD loans and $23.9 million of allowance related to acquired PCD loans.

NET INTEREST INCOME AND MARGIN
Higher net interest income and margin expansion reflective of CapStar.
•Net interest income on a fully taxable equivalent basis1 increased to $394.8 million compared to $362.7 million, driven by CapStar, loan growth and higher asset yields, partly offset by higher funding costs.
•Net interest margin on a fully taxable equivalent basis1 increased 5 bps to 3.33%.

•Accretion income on loans and borrowings was $11.6 million, or 10 bps of net interest margin1, compared to $5.1 million, or 5 bps of net interest margin1.
•Cost of total deposits was 2.16%, increasing 15 bps and the cost of total interest-bearing deposits increased 16 bps to 2.84%.

NONINTEREST INCOME
Increase driven by CapStar, wealth fees, mortgage fees and capital markets income.
•Total noninterest income was $87.3 million compared to $77.5 million.
◦CapStar contributed $6.5 million to noninterest income during the quarter.
•Noninterest income was up 12.6% driven by CapStar revenue as well as higher wealth fees, mortgage fees and capital markets income.

NONINTEREST EXPENSE
Higher due to CapStar; disciplined expense management.
•Noninterest expense was $283.0 million and included $19.4 million of merger-related charges.
◦CapStar contributed $17.7 million to noninterest expense during the quarter.
•Excluding merger-related charges, adjusted noninterest expense was $263.6 million, compared to $243.1 million; higher due primarily to operating costs associated with CapStar as well as technology and professional fees.
•The efficiency ratio1 was 57.2%, while the adjusted efficiency ratio1 was 52.6% compared to 58.3% and 53.4%, respectively.

INCOME TAXES
•Income tax expense was $35.3 million, resulting in an effective tax rate of 22.5% compared to 21.3%. On an adjusted fully taxable equivalent ("FTE") basis, the effective tax rate was 25.5% compared to 24.4%.
•Income tax expense included $3.5 million of tax credit benefit.

CAPITAL
Capital ratios remain strong.
•Preliminary total risk-based capital down 3 bps to 12.71% and preliminary regulatory Tier 1 capital down 7 bps to 11.33%, as strong retained earnings were more than offset by the CapStar transaction and loan growth.
•Tangible common equity to tangible assets was 6.94% compared to 6.86%.
CAPSTAR TRANSACTION
On April 1, 2024, Old National completed its acquisition of CapStar, and its wholly-owned subsidiary, CapStar Bank. This partnership strengthens Old National’s Nashville, Tennessee presence and adds several new high-growth markets. At closing, CapStar had approximately $3.1 billion of total assets, $2.1 billion of total loans, and $2.6 billion of deposits. The consideration paid totaled $417.6 million and consisted of 24.0 million shares of Old National common stock. All system conversions related to the transaction were completed in early July of 2024.
CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 9:00 a.m. Central Time on Tuesday, July 23, 2024, to review second quarter financial results. The live audio webcast link and corresponding presentation slides will be available on the Company’s Investor Relations website at oldnational.com and will be archived there for 12 months. To listen to the live conference call, dial U.S. (800) 715-9871 or International (646) 307-1963, access code 2973663. A replay of the call will also be available from approximately noon Central Time on July 23, 2024 through August 6, 2024. To access the replay, dial U.S. (800) 770-2030 or International (647) 362-9199; Access code 2973663.

ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB) is the holding company of Old National Bank. As the sixth largest commercial bank headquartered in the Midwest, Old National proudly serves clients primarily in the Midwest and Southeast. With approximately $53 billion of assets and $30 billion of assets under management, Old National ranks among the top 30 banking companies headquartered in the United States. Tracing our roots to 1834, Old National focuses on building long-term, highly valued partnerships with clients while also strengthening and supporting the communities we serve. In addition to providing extensive services in consumer and commercial banking, Old National offers comprehensive wealth management and capital markets services. For more information and financial data, please visit Investor Relations at oldnational.com. In 2024, Points of Light named Old National one of "The Civic 50" - an honor reserved for the 50 most community-minded companies in the United States.
USE OF NON-GAAP FINANCIAL MEASURES
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables at the end of this release.
The Company presents EPS, the efficiency ratio, return on average common equity, return on average tangible common equity, and net income applicable to common shares, all adjusted for certain notable items. These items include merger-related charges associated with completed and pending acquisitions, CECL Day 1 non-PCD provision expense, debt securities gains/losses, distribution of excess pension assets expense, FDIC special assessment expense, gain on sale of Visa Class B restricted shares, contract termination charges, expenses related to the tragic April 10, 2023 event at our downtown Louisville location ("Louisville expenses"), and property optimization charges. Management believes excluding these items from EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity may be useful in assessing the Company's underlying operational performance since these items do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding merger-related charges from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items from these metrics may enhance comparability for peer comparison purposes.
Income tax expense, provision for credit losses, and the certain notable items listed above are excluded from the calculation of pre-provision net revenues, adjusted due to the fluctuation in income before income tax and the level of provision for credit losses required. Management believes pre-provision net revenues, adjusted may be useful in assessing the Company's underlying operating performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The Company presents adjusted noninterest expense, which excludes merger-related charges associated with completed and pending acquisitions, distribution of excess pension assets expense, FDIC special assessment expense, contract termination charges, Louisville expenses, and property optimization charges, as well as adjusted noninterest income, which excludes debt securities gains/losses and the gain on sale of Visa Class B restricted shares. Management believes that excluding these items from noninterest expense and noninterest income may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes.
In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.

Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.
FORWARD-LOOKING STATEMENTS
This communication contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us that are not statements of historical fact and constitute forward‐looking statements within the meaning of the Act. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "contemplate," "continue," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "should," "would," and "will," and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements, including, but not limited to: competition; government legislation, regulations and policies; the ability of Old National to execute its business plan; unanticipated changes in our liquidity position, including but not limited to changes in our access to sources of liquidity and capital to address our liquidity needs; changes in economic conditions and economic and business uncertainty which could materially impact credit quality trends and the ability to generate loans and gather deposits; inflation and governmental responses to inflation, including increasing interest rates; market, economic, operational, liquidity, credit, and interest rate risks associated with our business; our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses; the expected cost savings, synergies and other financial benefits from the merger (the “Merger”) between Old National and CapStar Financial Holdings, Inc. not being realized within the expected time frames and costs or difficulties relating to integration matters being greater than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Merger; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses and the success of revenue-generating and cost reduction initiatives; failure or circumvention of our internal controls; operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information systems, cybersecurity, technological changes, vendor issues, business interruption, and fraud risks; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; the effects of climate change on Old National and its customers, borrowers, or service providers; political and economic uncertainty and instability; the impacts of pandemics, epidemics and other infectious disease outbreaks; other matters discussed in this communication; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings with the SEC. These forward-looking statements are made only as of the date of this communication and are not guarantees of future results, performance or outcomes, and Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of this communication.

CONTACTS:
Media: Kathy Schoettlin	Investors: Lynell Durchholz
(812) 465-7269	(812) 464-1366
Kathy.Schoettlin@oldnational.com	Lynell.Durchholz@oldnational.com

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Income Statement
Net interest income	$388,421	$356,458	$364,408	$375,086	$382,171	$744,879	$763,659
FTE adjustment[1,3]	6,340	6,253	6,100	5,837	5,825	12,593	11,491
Net interest income - tax equivalent basis[3]	394,761	362,711	370,508	380,923	387,996	757,472	775,150
Provision for credit losses	36,214	18,891	11,595	19,068	14,787	55,105	28,224
Noninterest income	87,271	77,522	100,094	80,938	81,629	164,793	152,310
Noninterest expense	282,999	262,317	284,235	244,776	246,584	545,316	497,295
Net income available to common shareholders	$117,196	$116,250	$128,446	$143,842	$151,003	$233,446	$293,569
Per Common Share Data
Weighted average diluted shares	316,461	292,207	292,029	291,717	291,266	304,207	291,870
EPS, diluted	$0.37	$0.40	$0.44	$0.49	$0.52	$0.77	$1.01
Cash dividends	0.14	0.14	0.14	0.14	0.14	0.28	0.28
Dividend payout ratio[2]	38%	35%	32%	29%	27%	36%	28%
Book value	$18.28	$18.24	$18.18	$17.07	$17.25	$18.28	$17.25
Stock price	17.19	17.41	16.89	14.54	13.94	17.19	13.94
Tangible book value[3]	11.05	11.10	11.00	9.87	10.03	11.05	10.03
Performance Ratios
ROAA	0.92%	0.98%	1.09%	1.22%	1.29%	0.95%	1.27%
ROAE	8.2%	8.7%	10.2%	11.4%	12.0%	8.4%	11.8%
ROATCE[3]	14.1%	14.9%	18.1%	20.2%	21.4%	14.5%	21.2%
NIM (FTE)	3.33%	3.28%	3.39%	3.49%	3.60%	3.31%	3.65%
Efficiency ratio[3]	57.2%	58.3%	59.0%	51.7%	51.2%	57.7%	52.0%
NCOs to average loans	0.16%	0.14%	0.12%	0.24%	0.13%	0.15%	0.17%
ACL on loans to EOP loans	1.01%	0.95%	0.93%	0.93%	0.93%	1.01%	0.93%
ACL[4] to EOP loans	1.08%	1.03%	1.03%	1.03%	1.04%	1.08%	1.04%
NPLs to EOP loans	0.94%	0.98%	0.83%	0.80%	0.91%	0.94%	0.91%
Balance Sheet (EOP)
Total loans	$36,150,513	$33,623,319	$32,991,927	$32,577,834	$32,432,473	$36,150,513	$32,432,473
Total assets	53,119,645	49,534,918	49,089,836	49,059,448	48,496,755	53,119,645	48,496,755
Total deposits	39,999,228	37,699,418	37,235,180	37,252,676	36,231,315	39,999,228	36,231,315
Total borrowed funds	6,085,204	5,331,161	5,331,147	5,556,010	6,034,008	6,085,204	6,034,008
Total shareholders' equity	6,075,072	5,595,408	5,562,900	5,239,537	5,292,095	6,075,072	5,292,095
Capital Ratios
Risk-based capital ratios (EOP):
Tier 1 common equity	10.73%	10.76%	10.70%	10.41%	10.14%	10.73%	10.14%
Tier 1 capital	11.33%	11.40%	11.35%	11.06%	10.79%	11.33%	10.79%
Total capital	12.71%	12.74%	12.64%	12.32%	12.14%	12.71%	12.14%
Leverage ratio (average assets)	8.90%	8.96%	8.83%	8.70%	8.59%	8.90%	8.59%
Equity to assets (averages)[3]	11.31%	11.32%	10.81%	10.88%	10.96%	11.31%	10.98%
TCE to TA3	6.94%	6.86%	6.85%	6.15%	6.33%	6.94%	6.33%
Nonfinancial Data
Full-time equivalent employees	4,267	3,955	3,940	3,981	4,021	4,267	4,021
Banking centers	280	258	258	257	256	280	256
[1] Calculated using the federal statutory tax rate in effect of 21% for all periods.
[2] Cash dividends per common share divided by net income per common share (basic).
[3] Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures. June 30, 2024 capital ratios are preliminary.
[4] Includes the allowance for credit losses on loans and unfunded loan commitments.

FTE - Fully taxable equivalent basis ROAA - Return on average assets ROAE - Return on average equity ROATCE - Return on average tangible common equity
NCOs - Net Charge-offs ACL - Allowance for Credit Losses EOP - End of period actual balances NPLs - Non-performing Loans TCE - Tangible common equity TA - Tangible assets

Income Statement (unaudited)
($ and shares in thousands, except per share data)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Interest income	$663,663	$595,981	$589,751	$576,519	$544,902	$1,259,644	$1,040,551
Less: interest expense	275,242	239,523	225,343	201,433	162,731	514,765	276,892
Net interest income	388,421	356,458	364,408	375,086	382,171	744,879	763,659
Provision for credit losses	36,214	18,891	11,595	19,068	14,787	55,105	28,224
Net interest income after provision for credit losses	352,207	337,567	352,813	356,018	367,384	689,774	735,435
Wealth and investment services fees	29,358	28,304	27,656	26,687	26,521	57,662	53,441
Service charges on deposit accounts	19,350	17,898	18,667	18,524	17,751	37,248	34,754
Debit card and ATM fees	10,993	10,054	10,700	10,818	10,653	21,047	20,635
Mortgage banking revenue	7,064	4,478	3,691	5,063	4,165	11,542	7,565
Capital markets income	4,729	2,900	5,416	5,891	6,173	7,629	13,112
Company-owned life insurance	5,739	3,434	3,773	3,740	4,698	9,173	7,884
Gain on sale of Visa Class B restricted shares	—	—	21,635	—	—	—	—
Other income	10,036	10,470	9,381	10,456	11,651	20,506	20,118
Debt securities gains (losses), net	2	(16)	(825)	(241)	17	(14)	(5,199)
Total noninterest income	87,271	77,522	100,094	80,938	81,629	164,793	152,310
Salaries and employee benefits	159,193	149,803	141,649	131,541	135,810	308,996	273,174
Occupancy	26,547	27,019	26,514	25,795	26,085	53,566	54,367
Equipment	8,704	8,671	8,769	8,284	7,721	17,375	15,110
Marketing	11,284	10,634	10,813	9,448	9,833	21,918	19,250
Technology	24,002	20,023	20,493	20,592	20,056	44,025	39,258
Communication	4,480	4,000	4,212	4,075	4,232	8,480	8,693
Professional fees	10,552	6,406	8,250	5,956	6,397	16,958	13,129
FDIC assessment	9,676	11,313	27,702	9,000	9,624	20,989	20,028
Amortization of intangibles	7,425	5,455	5,869	6,040	6,060	12,880	12,246
Amortization of tax credit investments	2,747	2,749	7,200	2,644	2,762	5,496	5,523
Other expense	18,389	16,244	22,764	21,401	18,004	34,633	36,517
Total noninterest expense	282,999	262,317	284,235	244,776	246,584	545,316	497,295
Income before income taxes	156,479	152,772	168,672	192,180	202,429	309,251	390,450
Income tax expense	35,250	32,488	36,192	44,304	47,393	67,738	88,814
Net income	$121,229	$120,284	$132,480	$147,876	$155,036	$241,513	$301,636
Preferred dividends	(4,033)	(4,034)	(4,034)	(4,034)	(4,033)	(8,067)	(8,067)
Net income applicable to common shares	$117,196	$116,250	$128,446	$143,842	$151,003	$233,446	$293,569

EPS, diluted	$0.37	$0.40	$0.44	$0.49	$0.52	$0.77	$1.01
Weighted Average Common Shares Outstanding
Basic	315,585	290,980	290,701	290,648	290,559	303,283	290,822
Diluted	316,461	292,207	292,029	291,717	291,266	304,207	291,870
Common shares outstanding (EOP)	318,969	293,330	292,655	292,586	292,597	318,969	292,597

End of Period Balance Sheet (unaudited)
($ in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Assets
Cash and due from banks	$428,665	$350,990	$430,866	$381,343	$473,023
Money market and other interest-earning investments	804,381	588,509	744,192	1,282,087	724,863
Investments:
Treasury and government-sponsored agencies	2,207,004	2,243,754	2,453,950	2,515,249	2,309,285
Mortgage-backed securities	5,890,371	5,566,881	5,245,691	4,906,290	5,168,458
States and political subdivisions	1,678,597	1,672,061	1,693,819	1,705,200	1,760,725
Other securities	775,623	760,847	779,048	751,404	802,323
Total investments	10,551,595	10,243,543	10,172,508	9,878,143	10,040,791
Loans held-for-sale, at fair value	66,126	19,418	32,006	122,033	114,369
Loans:
Commercial	10,332,631	9,648,269	9,512,230	9,333,448	9,698,241
Commercial and agriculture real estate	16,016,958	14,653,958	14,140,629	13,916,221	13,450,209
Residential real estate	6,894,957	6,661,379	6,699,443	6,696,288	6,684,480
Consumer	2,905,967	2,659,713	2,639,625	2,631,877	2,599,543
Total loans	36,150,513	33,623,319	32,991,927	32,577,834	32,432,473
Allowance for credit losses on loans	(366,335)	(319,713)	(307,610)	(303,982)	(300,555)
Premises and equipment, net	601,945	564,007	565,396	565,607	564,299
Goodwill and other intangible assets	2,306,204	2,095,511	2,100,966	2,106,835	2,112,875
Company-owned life insurance	862,032	767,423	767,902	774,517	771,753
Accrued interest receivable and other assets	1,714,519	1,601,911	1,591,683	1,675,031	1,562,864
Total assets	$53,119,645	$49,534,918	$49,089,836	$49,059,448	$48,496,755

Liabilities and Equity
Noninterest-bearing demand deposits	$9,336,042	$9,257,709	$9,664,247	$10,091,352	$10,532,838
Interest-bearing:
Checking and NOW accounts	7,680,865	7,236,667	7,331,487	7,495,417	7,654,202
Savings accounts	4,983,811	5,020,095	5,099,186	5,296,985	5,578,323
Money market accounts	10,485,491	10,234,113	9,561,116	8,793,218	7,200,288
Other time deposits	5,688,432	4,760,659	4,565,137	4,398,182	4,012,813
Total core deposits	38,174,641	36,509,243	36,221,173	36,075,154	34,978,464
Brokered deposits	1,824,587	1,190,175	1,014,007	1,177,522	1,252,851
Total deposits	39,999,228	37,699,418	37,235,180	37,252,676	36,231,315

Federal funds purchased and interbank borrowings	250,154	50,416	390	918	136,060
Securities sold under agreements to repurchase	240,713	274,493	285,206	279,061	311,447
Federal Home Loan Bank advances	4,744,560	4,193,039	4,280,681	4,412,576	4,771,183
Other borrowings	849,777	813,213	764,870	863,455	815,318
Total borrowed funds	6,085,204	5,331,161	5,331,147	5,556,010	6,034,008
Accrued expenses and other liabilities	960,141	908,931	960,609	1,011,225	939,337
Total liabilities	47,044,573	43,939,510	43,526,936	43,819,911	43,204,660
Preferred stock, common stock, surplus, and retained earnings	6,866,480	6,375,036	6,301,709	6,208,352	6,100,728
Accumulated other comprehensive income (loss), net of tax	(791,408)	(779,628)	(738,809)	(968,815)	(808,633)
Total shareholders' equity	6,075,072	5,595,408	5,562,900	5,239,537	5,292,095
Total liabilities and shareholders' equity	$53,119,645	$49,534,918	$49,089,836	$49,059,448	$48,496,755

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average	Income1/	Yield/	Average	Income1/	Yield/	Average	Income1/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments	$814,944	$11,311	5.58%	$757,244	$9,985	5.30%	$724,601	$8,966	4.96%
Investments:
Treasury and government-sponsored agencies	2,208,935	21,531	3.90%	2,362,477	23,266	3.94%	2,222,269	19,355	3.48%
Mortgage-backed securities	5,828,225	47,904	3.29%	5,357,085	38,888	2.90%	5,301,084	34,291	2.59%
States and political subdivisions	1,686,994	14,290	3.39%	1,680,175	13,976	3.33%	1,768,897	14,396	3.26%
Other securities	788,571	12,583	6.38%	770,438	12,173	6.32%	824,482	9,995	4.85%
Total investments	10,512,725	96,308	3.66%	10,170,175	88,303	3.47%	10,116,732	78,037	3.09%
Loans:[2]
Commercial	10,345,098	183,425	7.09%	9,540,385	167,263	7.01%	9,862,728	163,721	6.64%
Commercial and agriculture real estate	15,870,809	260,407	6.56%	14,368,370	230,086	6.41%	13,164,390	199,287	6.06%
Residential real estate loans	6,952,942	67,683	3.89%	6,693,814	63,003	3.76%	6,643,254	60,717	3.66%
Consumer	2,910,331	50,869	7.03%	2,645,091	43,594	6.63%	2,585,493	39,999	6.21%
Total loans	36,079,180	562,384	6.24%	33,247,660	503,946	6.07%	32,255,865	463,724	5.75%

Total earning assets	$47,406,849	$670,003	5.66%	$44,175,079	$602,234	5.46%	$43,097,198	$550,727	5.11%

Less: Allowance for credit losses on loans	(331,043)			(313,470)			(301,311)

Non-earning Assets:
Cash and due from banks	$430,256			$362,676			$418,972
Other assets	5,341,022			4,961,595			4,884,694

Total assets	$52,847,084			$49,185,880			$48,099,553

Interest-Bearing Liabilities:
Checking and NOW accounts	$8,189,454	$34,398	1.69%	$7,141,201	$25,252	1.42%	$7,881,863	$24,358	1.24%
Savings accounts	5,044,800	5,254	0.42%	5,025,400	5,017	0.40%	5,785,603	3,247	0.23%
Money market accounts	10,728,156	102,560	3.84%	9,917,572	94,213	3.82%	6,084,963	35,358	2.33%
Other time deposits	5,358,103	56,586	4.25%	4,689,136	47,432	4.07%	3,680,029	26,633	2.90%
Total interest-bearing core deposits	29,320,513	198,798	2.73%	26,773,309	171,914	2.58%	23,432,458	89,596	1.53%
Brokered deposits	1,244,237	17,008	5.50%	1,047,140	13,525	5.19%	948,397	11,378	4.81%
Total interest-bearing deposits	30,564,750	215,806	2.84%	27,820,449	185,439	2.68%	24,380,855	100,974	1.66%

Federal funds purchased and interbank borrowings	148,835	1,986	5.37%	69,090	961	5.59%	441,145	5,655	5.14%
Securities sold under agreements to repurchase	249,939	639	1.03%	296,236	917	1.25%	340,178	900	1.06%
Federal Home Loan Bank advances	4,473,978	44,643	4.01%	4,386,492	41,167	3.77%	5,283,728	45,088	3.42%
Other borrowings	891,609	12,168	5.49%	825,846	11,039	5.38%	796,536	10,114	5.09%
Total borrowed funds	5,764,361	59,436	4.15%	5,577,664	54,084	3.90%	6,861,587	61,757	3.61%

Total interest-bearing liabilities	$36,329,111	$275,242	3.05%	$33,398,113	$239,523	2.88%	$31,242,442	$162,731	2.09%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$9,558,675			$9,258,136			$10,741,646
Other liabilities	980,322			964,089			841,663
Shareholders' equity	5,978,976			5,565,542			5,273,802

Total liabilities and shareholders' equity	$52,847,084			$49,185,880			$48,099,553

Net interest rate spread			2.61%			2.58%			3.02%

Net interest margin (GAAP)			3.28%			3.23%			3.55%

Net interest margin (FTE)[3]			3.33%			3.28%			3.60%

FTE adjustment		$6,340			$6,253			$5,825

[1] Interest income is reflected on a FTE basis.
[2] Includes loans held-for-sale.
[3] Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

		Six Months Ended			Six Months Ended
		June 30, 2024			June 30, 2023
		Average	Income1/	Yield/	Average	Income1/	Yield/
Earning Assets:		Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning investments		$786,094	$21,296	5.45%	$611,903	$12,064	3.98%
Investments:
Treasury and government-sponsored agencies		2,285,706	44,797	3.92%	2,209,916	35,886	3.25%
Mortgage-backed securities		5,592,655	86,792	3.10%	5,364,788	69,381	2.59%
States and political subdivisions		1,683,585	28,266	3.36%	1,788,498	29,086	3.25%
Other securities		779,504	24,756	6.35%	781,549	18,599	4.76%
Total investments		$10,341,450	$184,611	3.57%	$10,144,751	$152,952	3.02%
Loans:[2]
Commercial		9,942,741	350,688	7.05%	9,661,029	311,341	6.45%
Commercial and agriculture real estate		15,119,590	490,493	6.49%	12,910,787	378,762	5.87%
Residential real estate loans		6,823,378	130,686	3.83%	6,582,982	118,817	3.61%
Consumer		2,777,711	94,463	6.84%	2,611,295	78,106	6.03%
Total loans		34,663,420	1,066,330	6.16%	31,766,093	887,026	5.59%

Total earning assets		$45,790,964	$1,272,237	5.56%	$42,522,747	$1,052,042	4.95%

Less: Allowance for credit losses on loans		(322,256)			(302,844)

Non-earning Assets:
Cash and due from banks		$396,466			$428,370
Other assets		5,151,308			4,895,843

Total assets		$51,016,482			$47,544,116

Interest-Bearing Liabilities:
Checking and NOW accounts		$7,665,327	$59,650	1.56%	$7,934,927	$43,717	1.11%
Savings accounts		5,035,100	10,271	0.41%	5,983,407	5,477	0.18%
Money market accounts		10,322,808	196,773	3.83%	5,864,351	55,368	1.90%
Other time deposits		5,023,620	104,018	4.16%	3,370,668	41,922	2.51%
Total interest-bearing core deposits		28,046,855	370,712	2.66%	23,153,353	146,484	1.28%
Brokered deposits		1,145,744	30,533	5.36%	725,701	17,083	4.75%
Total interest-bearing deposits		29,192,599	401,245	2.76%	23,879,054	163,567	1.38%

Federal funds purchased and interbank borrowings		108,962	2,947	5.44%	430,278	10,494	4.92%
Securities sold under agreements to repurchase		273,088	1,556	1.15%	376,298	1,679	0.90%
Federal Home Loan Bank advances		4,430,236	85,810	3.90%	4,781,326	83,084	3.50%
Other borrowings		858,727	23,207	5.43%	788,921	18,068	4.62%
Total borrowed funds		5,671,013	113,520	4.03%	6,376,823	113,325	3.58%

Total interest-bearing liabilities		34,863,612	514,765	2.97%	30,255,877	276,892	1.85%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits		$9,408,406			$11,131,789
Other liabilities		972,205			936,158
Shareholders' equity		5,772,259			5,220,292

Total liabilities and shareholders' equity		$51,016,482			$47,544,116

Net interest rate spread				2.59%			3.10%

Net interest margin (GAAP)	0.00%			3.25%			3.59%

Net interest margin (FTE)[3]				3.31%			3.65%

FTE adjustment			$12,593			$11,491

[1] Interest income is reflected on a FTE.
[2] Includes loans held-for-sale.
[3] Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Allowance for credit losses:
Beginning allowance for credit losses on loans	$319,713	$307,610	$303,982	$300,555	$298,711	$307,610	$303,671
Allowance established for acquired PCD loans	23,922	—	—	—	—	23,922	—
Provision for credit losses on loans	36,745	23,853	13,329	23,115	11,936	60,598	23,405
Gross charge-offs	(17,041)	(14,020)	(13,202)	(22,750)	(14,331)	(31,061)	(32,511)
Gross recoveries	2,996	2,270	3,501	3,062	4,239	5,266	5,990
NCOs	(14,045)	(11,750)	(9,701)	(19,688)	(10,092)	(25,795)	(26,521)
Ending allowance for credit losses on loans	$366,335	$319,713	$307,610	$303,982	$300,555	$366,335	$300,555
Beginning allowance for credit losses on unfunded commitments	$26,264	$31,226	$32,960	$37,007	$34,156	$31,226	$32,188
Provision (release) for credit losses on unfunded commitments	(531)	(4,962)	(1,734)	(4,047)	2,851	(5,493)	4,819
Ending allowance for credit losses on unfunded commitments	$25,733	$26,264	$31,226	$32,960	$37,007	$25,733	$37,007
Allowance for credit losses	$392,068	$345,977	$338,836	$336,942	$337,562	$392,068	$337,562
Provision for credit losses on loans	$36,745	$23,853	$13,329	$23,115	$11,936	$60,598	$23,405
Provision (release) for credit losses on unfunded commitments	(531)	(4,962)	(1,734)	(4,047)	2,851	(5,493)	4,819
Provision for credit losses	$36,214	$18,891	$11,595	$19,068	$14,787	$55,105	$28,224
NCOs / average loans[1]	0.16%	0.14%	0.12%	0.24%	0.13%	0.15%	0.17%
Average loans[1]	$36,053,845	$33,242,739	$32,752,406	$32,639,812	$32,251,242	$34,648,292	$31,762,256
EOP loans[1]	36,150,513	33,623,319	32,991,927	32,577,834	32,432,473	36,150,513	32,432,473
ACL on loans / EOP loans[1]	1.01%	0.95%	0.93%	0.93%	0.93%	1.01%	0.93%
ACL / EOP loans[1]	1.08%	1.03%	1.03%	1.03%	1.04%	1.08%	1.04%
Underperforming Assets:
Loans 90 days and over (still accruing)	$5,251	$2,172	$961	$1,192	$303	$5,251	$303
Nonaccrual loans	340,181	328,645	274,821	261,346	295,509	340,181	295,509
Foreclosed assets	8,290	9,344	9,434	9,761	9,824	8,290	9,824
Total underperforming assets	$353,722	$340,161	$285,216	$272,299	$305,636	$353,722	$305,636
Classified and Criticized Assets:
Nonaccrual loans	$340,181	$328,645	$274,821	$261,346	$295,509	$340,181	$295,509
Substandard loans (still accruing)	841,087	626,157	599,358	563,427	524,709	841,087	524,709
Loans 90 days and over (still accruing)	5,251	2,172	961	1,192	303	5,251	303
Total classified loans - "problem loans"	1,186,519	956,974	875,140	825,965	820,521	1,186,519	820,521
Other classified assets	60,772	54,392	48,930	48,998	40,942	60,772	40,942
Special Mention	967,655	827,419	843,920	775,526	614,547	967,655	614,547
Total classified and criticized assets	$2,214,946	$1,838,785	$1,767,990	$1,650,489	$1,476,010	$2,214,946	$1,476,010
Loans 30-89 days past due (still accruing)	$51,712	$53,112	$71,868	$56,772	$39,748	$51,712	$39,748
Nonaccrual loans / EOP loans[1]	0.94%	0.98%	0.83%	0.80%	0.91%	0.94%	0.91%
ACL / nonaccrual loans	115%	105%	123%	129%	114%	115%	114%
Under-performing assets/EOP loans[1]	0.98%	1.01%	0.86%	0.84%	0.94%	0.98%	0.94%
Under-performing assets/EOP assets	0.67%	0.69%	0.58%	0.56%	0.63%	0.67%	0.63%
30+ day delinquencies/EOP loans[1]	0.16%	0.16%	0.22%	0.18%	0.12%	0.16%	0.12%

[1] Excludes loans held-for-sale.

Non-GAAP Measures (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended						Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,		June 30,	June 30,
	2024	2024	2023	2023	2023		2024	2023
Earnings Per Share:
Net income applicable to common shares	$117,196	$116,250	$128,446	$143,842	$151,003		$233,446	$293,569
Adjustments:
Merger-related charges	19,440	2,908	5,529	6,257	2,372		22,348	16,930
Tax effect[1]	(4,413)	(710)	(1,343)	(1,042)	(277)		(5,123)	(3,449)
Merger-related charges, net	15,027	2,198	4,186	5,215	2,095		17,225	13,481
CECL Day 1 non-PCD provision expense	15,312	—	—	—	—		15,312	—
Tax effect[1]	(3,476)	—	—	—	—		(3,476)	—
CECL Day 1 non-PCD provision expense, net	11,836	—	—	—	—		11,836	—
Debt securities (gains) losses	(2)	16	825	241	(17)		14	5,199
Tax effect[1]	1	(4)	(200)	(40)	2		(3)	(1,135)
Debt securities (gains) losses, net	(1)	12	625	201	(15)		11	4,064
Distribution of excess pension assets	—	13,318	—	—	—	—	13,318	—
Tax effect[1]	—	(3,250)	—	—	—	—	(3,250)	—
Distribution excess pension assets, net	—	10,068	—	—	—		10,068	—
FDIC special assessment	—	2,994	19,052	—	—		2,994	—
Tax effect[1]	—	(731)	(4,628)	—	—		(731)	—
FDIC special assessment, net	—	2,263	14,424	—	—		2,263	—
Gain on sale of Visa Class B restricted shares	—	—	(21,635)	—	—		—	—
Tax effect[1]	—	—	5,255	—	—		—	—
Gain on sale of Visa Class B restricted shares, net	—	—	(16,380)	—	—		—	—
Contract termination charge	—	—	4,413	—	—		—	—
Tax effect[1]	—	—	(1,072)	—	—		—	—
Contract termination charge, net	—	—	3,341	—	—		—	—
Louisville expenses	—	—	—	—	3,361		—	3,361
Tax effect[1]	—	—	—	—	(392)		—	(392)
Louisville expenses, net	—	—	—	—	2,969		—	2,969
Property optimization charges	—	—	—	—	242		—	1,559
Tax effect[1]	—	—	—	—	(28)		—	(315)
Property optimization charges, net	—	—	—	—	214		—	1,244
Total adjustments, net	26,862	14,541	6,196	5,416	5,263		41,403	21,758
Net income applicable to common shares, adjusted	$144,058	$130,791	$134,642	$149,258	$156,266		$274,849	$315,327
Weighted average diluted common shares outstanding	316,461	292,207	292,029	291,717	291,266		304,207	291,870
EPS, diluted	$0.37	$0.40	$0.44	$0.49	$0.52		$0.77	$1.01
Adjusted EPS, diluted	$0.46	$0.45	$0.46	$0.51	$0.54		$0.90	$1.08
NIM:
Net interest income	$388,421	$356,458	$364,408	$375,086	$382,171		$744,879	$763,659
Add: FTE adjustment[2]	6,340	6,253	6,100	5,837	5,825		12,593	11,491
Net interest income (FTE)	$394,761	$362,711	$370,508	$380,923	$387,996		$757,472	$775,150
Average earning assets	$47,406,849	$44,175,079	$43,701,283	$43,617,456	$43,097,198		$45,790,964	$42,522,747
NIM (GAAP)	3.28%	3.23%	3.34%	3.44%	3.55%		3.25%	3.59%
NIM (FTE)	3.33%	3.28%	3.39%	3.49%	3.60%		3.31%	3.65%

Refer to last page of Non-GAAP reconciliations for footnotes.

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
PPNR:
Net interest income (FTE)[2]	$394,761	$362,711	$370,508	$380,923	$387,996	$757,472	$775,150
Add: Noninterest income	87,271	77,522	100,094	80,938	81,629	164,793	152,310
Total revenue (FTE)	482,032	440,233	470,602	461,861	469,625	922,265	927,460
Less: Noninterest expense	(282,999)	(262,317)	(284,235)	(244,776)	(246,584)	(545,316)	(497,295)
PPNR	$199,033	$177,916	$186,367	$217,085	$223,041	$376,949	$430,165
Adjustments:
Gain on sale of Visa Class B restricted shares	$—	$—	$(21,635)	$—	$—	$—	$—
Debt securities (gains) losses	(2)	16	825	241	(17)	14	5,199
Noninterest income adjustments	(2)	16	(20,810)	241	(17)	14	5,199
Adjusted noninterest income	87,269	77,538	79,284	81,179	81,612	164,807	157,509
Adjusted revenue	$482,030	$440,249	$449,792	$462,102	$469,608	$922,279	$932,659
Adjustments:
Merger-related charges	$19,440	$2,908	$5,529	$6,257	$2,372	$22,348	$16,930
Distribution of excess pension assets	—	13,318	—	—	—	13,318	—
FDIC Special Assessment	—	2,994	19,052	—	—	2,994	—
Contract termination charges	—	—	4,413	—	—	—	—
Louisville expenses	—	—	—	—	3,361	—	3,361
Property optimization charges	—	—	—	—	242	—	1,559
Noninterest expense adjustments	19,440	19,220	28,994	6,257	5,975	38,660	21,850
Adjusted total noninterest expense	(263,559)	(243,097)	(255,241)	(238,519)	(240,609)	(506,656)	(475,445)
Adjusted PPNR	$218,471	$197,152	$194,551	$223,583	$228,999	$415,623	$457,214
Efficiency Ratio:
Noninterest expense	$282,999	$262,317	$284,235	$244,776	$246,584	$545,316	$497,295
Less: Amortization of intangibles	(7,425)	(5,455)	(5,869)	(6,040)	(6,060)	(12,880)	(12,246)
Noninterest expense, excl. amortization of intangibles	275,574	256,862	278,366	238,736	240,524	532,436	485,049
Less: Amortization of tax credit investments	(2,747)	(2,749)	(7,200)	(2,644)	(2,762)	(5,496)	(5,523)
Less: Noninterest expense adjustments	(19,440)	(19,220)	(28,994)	(6,257)	(5,975)	(38,660)	(21,850)
Adjusted noninterest expense, excluding amortization	$253,387	$234,893	$242,172	$229,835	$231,787	$488,280	$457,676
Total revenue (FTE)[2]	$482,032	$440,233	$470,602	$461,861	$469,625	$922,265	$927,460
Less: Debt securities (gains) losses	(2)	16	825	241	(17)	14	5,199
Total revenue excl. debt securities (gains) losses	482,030	440,249	471,427	462,102	469,608	922,279	932,659
Less: Gain on sale of Visa Class B restricted shares	—	—	(21,635)	—	—	—	—
Total adjusted revenue	$482,030	$440,249	$449,792	$462,102	$469,608	$922,279	$932,659
Efficiency Ratio	57.2%	58.3%	59.0%	51.7%	51.2%	57.7%	52.0%
Adjusted Efficiency Ratio	52.6%	53.4%	53.8%	49.7%	49.4%	52.9%	49.1%

Refer to last page of Non-GAAP reconciliations for footnotes.

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
ROAE and ROATCE:
Net income applicable to common shares	$117,196	$116,250	$128,446	$143,842	$151,003	$233,446	$293,569
Amortization of intangibles	7,425	5,455	5,869	6,040	6,060	12,880	12,246
Tax effect[1]	(1,856)	(1,364)	(1,467)	(1,510)	(1,515)	(3,220)	(3,062)
Amortization of intangibles, net	5,569	4,091	4,402	4,530	4,545	9,660	9,184
Net income applicable to common shares, excluding intangibles amortization	122,765	120,341	132,848	148,372	155,548	243,106	302,753
Total adjustments, net (see pg.12)	26,862	14,541	6,196	5,416	5,263	41,403	21,758
Adjusted net income applicable to common shares, excluding intangibles amortization	$149,627	$134,882	$139,044	$153,788	$160,811	$284,509	$324,511
Average shareholders' equity	$5,978,976	$5,565,542	$5,281,487	$5,294,072	$5,273,802	$5,772,259	$5,220,292
Less: Average preferred equity	(243,719)	(243,719)	(243,719)	(243,719)	(243,719)	(243,719)	(243,719)
Average shareholders' common equity	$5,735,257	$5,321,823	$5,037,768	$5,050,353	$5,030,083	$5,528,540	$4,976,573
Average goodwill and other intangible assets	(2,245,405)	(2,098,338)	(2,103,935)	(2,109,944)	(2,115,894)	(2,171,872)	(2,119,008)
Average tangible shareholder's common equity	$3,489,852	$3,223,485	$2,933,833	$2,940,409	$2,914,189	$3,356,668	$2,857,565
ROAE	8.2%	8.7%	10.2%	11.4%	12.0%	8.4%	11.8%
ROAE, adjusted	10.0%	9.8%	10.7%	11.8%	12.4%	9.9%	12.7%
ROATCE	14.1%	14.9%	18.1%	20.2%	21.4%	14.5%	21.2%
ROATCE, adjusted	17.2%	16.7%	19.0%	20.9%	22.1%	17.0%	22.7%

Refer to last page of Non-GAAP reconciliations for footnotes.

Non-GAAP Measures (unaudited)
($ in thousands)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Tangible Common Equity:
Shareholders' equity	$6,075,072	$5,595,408	$5,562,900	$5,239,537	$5,292,095
Less: Preferred equity	(243,719)	(243,719)	(243,719)	(243,719)	(243,719)
Shareholders' common equity	$5,831,353	$5,351,689	$5,319,181	$4,995,818	$5,048,376
Less: Goodwill and other intangible assets	(2,306,204)	(2,095,511)	(2,100,966)	(2,106,835)	(2,112,875)
Tangible shareholders' common equity	$3,525,149	$3,256,178	$3,218,215	$2,888,983	$2,935,501

Total assets	$53,119,645	$49,534,918	$49,089,836	$49,059,448	$48,496,755
Less: Goodwill and other intangible assets	(2,306,204)	(2,095,511)	(2,100,966)	(2,106,835)	(2,112,875)
Tangible assets	$50,813,441	$47,439,407	$46,988,870	$46,952,613	$46,383,880

Risk-weighted assets[3]	$40,627,117	$37,845,139	$37,407,347	$37,501,646	$37,414,177

Tangible common equity to tangible assets	6.94%	6.86%	6.85%	6.15%	6.33%
Tangible common equity to risk-weighted assets[3]	8.68%	8.60%	8.60%	7.70%	7.85%
Tangible Common Book Value:
Common shares outstanding	318,969	293,330	292,655	292,586	292,597
Tangible common book value	$11.05	$11.10	$11.00	$9.87	$10.03

[1] Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state).
[2] Calculated using the federal statutory tax rate in effect of 21% for all periods.
[3] June 30, 2024 figures are preliminary.